EXHIBIT 10.37

FORM OF 2019 AMENDMENT
TO RESTRICTED LTIP UNIT AND RESTRICTED STOCK AGREEMENTS
THIS AMENDMENT (this “Amendment”) is made and entered into as of [ ], 2019.
W I T N E S S E T H:
WHEREAS, VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary VORNADO REALTY L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the person named on the signature page hereof (the “Grantee”) are parties to one or more Restricted LTIP Unit Agreements (collectively, the “LTIP Unit Agreements”) and/or the Company and the Grantee are parties to one or more Restricted Stock Agreements (collectively, the “Restricted Stock Agreements” and, together with the LTIP Unit Agreements, the “Agreements”), in each case dated 2016, 2017, 2018 and/or 2019 whereby the Grantee was awarded by the Compensation Committee of the Board of Trustees of the Company (the “Committee”) awards of Restricted LTIP Units or Restricted Stock (collectively, the “Awards”) pursuant to the Company’s 2010 Omnibus Share Plan, as amended; and
WHEREAS, the Committee resolved to amend the Agreements with respect to vesting of the Awards upon retirement.
NOW, THEREFORE, the Company and, with respect to the LTIP Unit Agreements, the Partnership, with Grantee’s approval, hereby amend the Agreements as follows:
SECTION 1. The first sentence of Section 3 of each of the Restricted Stock Agreements is amended by replacing it in its entirety with the following text:
If the employment of the Employee by the Company or its affiliates terminates for any reason except Retirement, death or following a Change in Control as described below, the shares of Restricted Stock for which the applicable Vesting Period has not expired as of the date of such termination shall be forfeited and returned to the Company. Upon the Employee’s Retirement, any shares of Restricted Stock for which the applicable Vesting Period has not expired as of the date of such termination shall not be forfeited, and shall continue to vest in accordance with the vesting schedule set forth on Schedule A as if the Employee had remained employed with the Company and the Employee shall have the right to receive a cash amount in accordance with Section 2 equal to dividends payable on such shares of Restricted Stock following the Employee’s Retirement as if the Employee was employed on the applicable payroll date.
SECTION 2. The first sentence of Section 3 of each of the LTIP Unit Agreements is amended by replacing it in its entirety with the following text:
If the employment of the Employee by the Company or an affiliate terminates for any reason except Retirement, death or following a Change in Control as described below, the Restricted LTIP Units for which the applicable Vesting Period has not expired as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation. Upon the Employee’s Retirement, any Restricted LTIP Units for which the applicable Vesting Period has not expired as of the date of such termination shall not be forfeited and shall continue to vest in accordance with the vesting schedule set forth on Schedule A as if the Employee had remained employed by the Company and the Employee shall have the right to receive distributions in accordance with Section 2 with respect to such Restricted LTIP Units following the Employee’s Retirement as if the Employee was employed on the applicable payroll date.
SECTION 3. Section 3 of each of the Agreements is amended by adding the following paragraph to the end of such Section:
For the purposes of this Section, “Retirement” will mean (A) if the Employee is a party to an employment agreement with the Company or an affiliate thereof immediately prior to such event, and “Retirement” is defined therein, then “Retirement” shall have the meaning set forth in such agreement, or (B) if the Employee is not party to an employment agreement with the Company or an affiliate thereof immediately prior to such event or if the Employee is party to such an agreement and such agreement does not define “Retirement” or a substantially equivalent term, then “Retirement” shall mean the Employee’s termination of his or her employment with the Company and its affiliates after attainment of age 65.
SECTION 4. All other terms of the Agreements shall be unaffected by this Amendment and shall remain in full force and effect in accordance with their terms.
IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first written above.

VORNADO REALTY TRUST

By:

VORNADO REALTY L.P.

By:	Vornado Realty Trust, its general partner

By:

Grantee’s consent:

Name: